Exhibit 99.1

INVESTOR UPDATE
DECEMBER 7, 2007

General Comments:

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Operating margin– The change in operating margin from guidance issued on Oct. 16, 2007 is due largely to the increased price of jet fuel.  Also contributing, but to a lesser extent, is a slight softening of demand for domestic travel from earlier expectations.  Growth in International passenger revenue continues to be solid, driven mainly by strong yields and higher loads in the trans-Atlantic and Latin American markets.  As a result of these trends, Delta expects to reduce 2008 domestic system capacity by 4-5%, while continuing its plan to grow international system capacity by 15%.

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Fleet– Since July, Delta has taken delivery of 10 757-200 ETOPS-certified aircraft and expects 5 more by spring of next year.  All of these aircraft will be reconfigured and deployed in international markets between January and late summer 2008.  Of the 10 aircraft that Delta has received, 8 are currently flying domestic routes.

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Emergence-related items– For the December 2007 quarter, the adoption of fresh start reporting is expected to increase consolidated revenues by approximately $50 million and increase consolidated operating expenses by approximately $30 million.  In addition, Delta expects to record approximately $25 million in share-based compensation expense related to previously announced management equity emergence awards.  These emergence-related items equate to an increase in consolidated passenger RASM of 0.13 cents, and an increase in mainline non-fuel CASM of 0.18 cents for the December 2007 quarter.

Guidance:

	4Q07 (estimate)	2007 (estimate)

Operating margin	0 – (2%)	6%

Fuel price, including taxes and hedges	$2.60/gallon	$2.20/gallon

	4Q07 (estimate) vs. 4Q06	2007 (estimate) vs. 2006
Capacity
System	Up 3%	Up 2 – 3%
Domestic	Flat	Down 3%
International	Up 12 – 14%	Up 15 – 17%

Mainline non-fuel unit cost, excluding certain items	Down 5 – 6%	Down 4 – 5%

2008 (estimate)

Capacity
System	Up 2%
Domestic	Down 4 – 5%
International	Up 15%

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INVESTOR UPDATE - DECEMBER 7, 2007

Non-GAAP Reconciliations:

	December 2007 Quarter				Dec-06		2007 Full Year				2006
	Projected Range				Quarter		Projected Range				Full Year

GAAP Mainline CASM Projection	11.20	¢	11.12	¢	10.77	¢	10.71	¢	10.64	¢	10.75	¢

Items Excluded:

Accounting Adjustments											-0.10
Maintenance and staffing services to third parties	-0.34		-0.34		-0.35		-0.34		-0.34		-0.28
Profit Sharing	-0.04		-0.04		0		-0.13		-0.13		0

Mainline CASM Projection Excluding Certain Items	10.82	¢	10.74	¢	10.42	¢	10.24	¢	10.17	¢	10.37	¢

Fuel Expense	-3.97		-3.97		-3.21		-3.39		-3.39		-3.23

Mainline Non-Fuel CASM Projection Excluding
Certain Items	6.85	¢	6.77	¢	7.21	¢	6.85	¢	6.78	¢	7.14	¢

Year-Over-Year Mainline Non-Fuel CASM Decrease	5%		6%				4%		5%

Note:  Delta presents mainline CASM excluding fuel expense because management believes the high volatility of fuel prices partially masks the progress Delta achieved toward its business plan targets.  Delta also excludes profit sharing expense from mainline CASM as management believes the exclusion provides a more meaningful comparison of Delta’s CASM to the industry.  In addition, Delta excludes maintenance and staffing services to third parties from mainline CASM as these costs are not associated with the generation of a mainline seat mile.

Forward-Looking Statements
Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007.

Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of December 7, 2007, and which Delta has no current intention to update.

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